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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the inclusion in this post-effective Amendment No. 5 on Form F-1 to the registration statement on Form F-4, of our report dated April 2, 2001, except with respect to the matters discussed in Note 16 as to which the date is June 28, 2001, and to all references to our Firms included in or made part of this registration statement.

                                 Paris, France
                                August 24, 2001

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

/s/ BARBIER FRINAULT & CIE                                  /s/ RSM SALUSTRO REYDEL
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Barbier Frinault & Cie                                      RSM Salustro Reydel
A member firm of Arthur Andersen
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